
                                  NSAR ITEM 77O
                                      1999
                             VK Corporate Bond Fund
                               10f-3 Transactions

  Underwriting #           Underwriting            Purchased From     Amount of shares     % of Underwriting      Date of Purchase
                                                                         Purchased


         1               Raytheon Company               CSFB               1,750,000               0.23%             10/29/98
         2                    Safeway              Merrill Lynch           1,500,000               0.04%             11/03/98
         3              Lucent Technologies        Merrill Lynch           8,000,000               0.80%             03/08/99
